UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 9, 2016

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Subsidiary Non-Equity Incentive Compensation Plan

On February 11, 2016, the compensation committee of the Board of Directors of The North American Coal Corporation, referred to as NA Coal, a wholly owned subsidiary of NACCO Industries, Inc., referred to as NACCO, adopted The North American Coal Corporation Long-Term Incentive Compensation Plan, referred to as the NA Coal Long-Term Plan, for the benefit of management employees of NA Coal and its subsidiaries. The NA Coal Long-Term Plan was adopted, in part, to meet one of the criteria for federal income tax deductibility under Internal Revenue Code Section 162(m) of all or a portion of the awards granted under the plan for performance periods beginning on or after January 1, 2016.

The NA Coal Long-Term Plan replaces a prior long-term incentive compensation plan. The maximum value of awards granted to a participant in a single year under the NA Coal Long-Term Plan may not exceed $5 million (or a lesser amount specified by the compensation committee within the first 90 days of each plan year). The maximum value of the payment from the sub-account that holds the awards for any year (including interest, as described in the plan) is $7 million.

The issuance of awards under the NA Coal Long-Term Plan for performance periods beginning on or after January 1, 2016 was subject to the approval by the stockholders of NACCO. The stockholders of NACCO approved the NA Coal Long-Term Plan on May 9, 2016.

The NA Coal Long-Term Plan provides that each participant is eligible to earn a target incentive award during a specified performance period of one or more years. Multiple awards may be granted to a participant, subject to the maximum payment limitations contained in the plan. The final payout for each individual is generally based on the participant's target award measured against established performance criteria for the performance period, which performance criteria may differ for different classifications of participants.

In its discretion, the NA Coal compensation committee may increase or decrease awards under the plan and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, provided that awards (or portions thereof) that are intended to be “qualified performance-based awards” under Internal Revenue Code Section 162(m) may not be increased.

On March 22, 2016, the NA Coal compensation committee determined that 100% of the awards under the NA Coal Long-Term Plan for 2016 will be based on NA Coal's adjusted consolidated return on total capital employed. Final incentive awards under the NA Coal Long-Term Plan for 2016 will be determined following December 31, 2016. The awards will be credited to participants' accounts as of January 1, 2017 and are generally subject to a three-year holding period, subject to exceptions as stated in the plan.

The NA Coal Long-Term Plan is listed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1. The Exhibit is hereby incorporated into this Item 5.02 by reference. The foregoing summary is qualified in its entirety by reference to the full text of the applicable exhibit.

Item 5.07. Submission of Matters to a Vote of Security Holders.

NACCO held its Annual Meeting of Stockholders on May 9, 2016.

The stockholders elected each of the following nine nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
Scott S. Cowen	19,385,250	89,063	284,466
John P. Jumper	19,223,708	250,605	284,466
Dennis W. LaBarre	19,241,713	232,600	284,466
Richard de J. Osborne	19,224,245	250,068	284,466
Alfred M. Rankin, Jr.	19,319,764	154,549	284,466
James A. Ratner	19,370,152	104,161	284,466
Britton T. Taplin	19,270,968	203,345	284,466
David F. Taplin	18,355,985	1,118,328	284,466
David B. H. Williams	19,366,252	108,061	284,466

The stockholders approved The North American Coal Corporation Long-Term Incentive Compensation Plan:

For	19,446,068
Against	22,379
Abstain	5,867
Broker Non-Votes	284,466

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of NACCO for 2016:

For	19,738,920
Against	19,051
Abstain	809

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	The North American Coal Corporation Long-Term Incentive Compensation Plan (Effective January 1, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 11, 2016		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Name: Elizabeth I. Loveman
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	The North American Coal Corporation Long-Term Incentive Compensation Plan (Effective January 1, 2016)